sezzle
The way forward.

31 January 2022

ASX RELEASE
Company Announcements Platform

Quarterly Activities Report and Appendix 4C

Sezzle Inc. (ASX:**SZL**) (**Sezzle** or **Company**) // Purpose-driven installment payment platform, Sezzle, is pleased to provide the market with an update on key financial trends for the fourth quarter ended 31 December 2021 (**4Q21**).[1]

- **Underlying Merchant Sales (UMS) for 4Q21 rose 74.9% YoY to US$561.0M (A$772.2M[2], +21.8% QoQ). The quarter was highlighted by strong holiday performance:**
  - **For the 4-day Black Friday and Cyber Monday period, Sezzle's UMS in the US and Canada rose 53% YoY with instore up 783% and online increasing 46%; and**
  - **Sezzle's UMS reached an annualized run-rate of US$2.5 billion based on the month of November's performance.**
- **4Q21 Total Income grew 49.1% YoY to US$32.9M, representing 5.9% of UMS.**
- **As a percentage of UMS, the provision for uncollectible accounts receivable and transaction expense for 4Q21 were consistent with the performance in 4Q20.**
- **Robust merchant connectivity:**
  - **Active[3] Merchants rose 76.0% YoY to 47,000[4] (+5.8% QoQ);**
  - **For the third consecutive quarter, Sezzle was recognized by G2 as the #1 installment payment solution.**
  - **2022 is off to a good start:**
    - **IKEA selected Sezzle as its preferred BNPL partner for the US and Canada;**
    - **Leading outdoor brand Cotopaxi entered into a partnership with Sezzle; and**
    - **Bass Pro Shops and its Cabela's brand migrated Sezzle from a virtual card integration to a direct integration at basspro.com and Sezzle will be added on cabelas.com.**

[1] Fiscal year end 2021 results are preliminary and unaudited.
[2] A$ to US$ exchange rate of $0.7265 as of 30 December 2021.
[3] Active defined as having transacted in the last twelve months.
[4] Rounded to nearest hundred.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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sezzle
The way forward.

- Positive consumer adoption:
  - Active Consumers reached 3.4 million at year end (+51.5% YoY, +6.5% QoQ).
  - The top 10% of Sezzle users (as measured by UMS) remained highly engaged, transacting 49x on average over the trailing twelve-month period ended 31 December 2021.
  - Repeat usage continued to improve, as it increased for the 36th consecutive month to 92.8%.
  - The omnichannel opportunity continued to grow as in-store UMS for 4Q21 rose 961.8% YoY and represented more than 10.0% of UMS for the month of December.
  - Over 3.5 million consumers have downloaded the Sezzle app with almost 800,000 downloads occurring in 4Q21.
- Long-term financing product enhancements:
  - In 4Q21, Sezzle reached an agreement with Alliance Data Systems Corporation (NYSE: ADS), in which ADS's Bread product will be offered as a long-term financing option for consumers on Sezzle's merchant network.
  - After quarter end, the Company expanded its long-term solution offering with two additional partnerships – Genesis Credit and Oportun Financial.

"Our 4Q21 results demonstrate our strong secular growth, as we reached new highs in UMS, Active Merchants, and Active Consumers," stated Sezzle's Executive Chairman and CEO Charlie Youakim. *"We are also enthusiastic about our in-store growth reflecting the significant opportunity to be more than just an online option for consumers."*

Key Activity During the Quarter:

- **UMS, Total Income, and Key Expense Trends.** UMS continued to set new highs, as it reached US$561.0 million during the quarter, up 21.8% QoQ. The quarter was highlighted by the Company's performance during the holiday period. During the 4-day Black Friday and Cyber Monday period, Sezzle's UMS in the US and Canada rose 53% YoY with instore up 783% and online increasing 46%.

  Sezzle's top five performing categories in terms of percentage change QoQ were: Hunting & Fishing, Travel Agencies, Clothing Accessories, Vitamins & Dietary Supplements, and Shoes.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 3 Total income grew 15.7% QoQ to US$32.9 million for 4Q21, representing 5.9% of UMS and a 31bps decline from 3Q21, as large enterprise merchants became a greater percentage of the Company’s transactions. For 4Q21, the provision for uncollectible accounts performed similarly to 4Q20 YoY as it rose sequentially from 3Q21, due to seasonality (i.e., holiday season) and the higher proportion of sales attributed to large enterprise merchants (i.e., non-integrated). The provision for uncollectible accounts for Sezzle’s small and mid-sized merchants remains at attractive levels, which are below the Company’s historical averages. Transaction expense5 remained relatively flat for 4Q21 as a percentage of UMS on a QoQ and YoY basis. For fiscal 2021, transaction expense declined slightly as a percentage of UMS driven by the shift in consumer installment repayment method to Automated Clearing House (ACH) and greater third-party discounts for higher payment volumes reduced average per-order processing fee costs. • Merchant Connectivity. Active Merchants increased 76.0% YoY in 4Q21 (over 2,500 net additions in the quarter), resulting in 47,000 merchants on the Sezzle platform. o Merchant Recognition. For the 3rd consecutive quarter, Sezzle was recognized as the number one installment payment solution by G2, a leading business solutions review platform for merchants and businesses to compare, rate, and select software and services. The award is based on high levels of customer satisfaction and recommendation ratings from verified Sezzle merchants. More specifically, Sezzle achieved the highest-rated placement in the G2 Grid® Report in the Installment Payments category. For 2021, there were a number of notable large enterprise wins, most notably: o Target, Lamps Plus, Barstool Sports, The Hut Group, Wakefern Food, BELLAMI Hair, California Pet Pharmacy, Market America, Rogers Sporting Goods, Dermstore, Sportsman’s Guide, Made in Cookware, Spartan Race, and Princess Auto. 5 Comprises processing fees paid to third parties to process debit, credit and ACH payments received from consumers, merchant affiliate program and partnership fees, and consumer communication costs

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 4 The Company’s partnerships with large enterprises are off to a good start for 2022: o Preferred BNPL Partner for IKEA in the US and Canada. IKEA has selected Sezzle as its preferred buy now, pay later partner for the US and Canada markets. This collaboration will allow customers of IKEA to access Sezzle’s interest-free installment products when shopping at IKEA. For its fiscal year ended 31 August 2020, IKEA Retail US reported sales of $4.7 billion, with 60.0 million visitors to stores and more than 490.0 million visits online. For its fiscal year ended 31 August 2021, IKEA Canada reported total sales of CAD$2.59 billion, with 21.2 million store visits and 236.0 million visits online.6 o Exclusive Partnership with Outdoor Brand, Cotopaxi. On 12 January 2022, Cotopaxi, a global leader in the outdoor industry, entered an exclusive partnership with Sezzle as its preferred interest-free financing solution. The partnership with Cotopaxi, further strengthens Sezzle’s expertise in the Outdoor industry, adding to its roster of merchants that includes Bass Pro Shops, Keen, Orca, Klymit, Rumpl, Grand Trunk, Altitude Sports, Dragon Alliance, Hobie Eyewear, and Optic Nerve. “We’re thrilled to partner with Sezzle, as a fellow B Corp and Climate Neutral organization, to enable flexible payment options for our valued customers,” stated Cotopaxi CEO Davis Smith. “These strategic partnerships are not only beneficial to the customer experience, but also align with our company’s values and mission as an impact-driven brand.” o Partnership Expansion with Bass Pro Shops and Its Cabela’s Brand. Sezzle is pleased to announce that its partnership with Bass Pro Shops has expanded. The expansion is a recently completed migration from a virtual card integration to a direct integration at basspro.com and the planned addition of Sezzle on cabelas.com. Bass Pro Shops specializes in sporting goods and outdoor merchandise and is recognized as a leading North American outdoor and 6 Sourced from IKEA US and IKEA Canada Annual Summary Reports.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 5 conservation company, with over 170 retail stores (inclusive of Cabela’s) generating more than US$7.0 billion in annual revenue. • Active Consumers. Active Consumers rose 51.5% YoY and improved 6.5% QoQ, as Active Consumers reached 3.4 million. In addition, the continued increase in consumer engagement drove Active Consumer repeat usage to 92.8%. Sezzle’s Active Consumer base remains a key growth driver for both the Company and its partners as over 15% of Sezzle’s transaction volume in 4Q21 was generated through Sezzle’s distribution channels. • International. The Company continues to see promising activity in its international markets. o Canada. Sezzle Canada surpassed 3,500 Active Merchants by year end, in just the second year of operations, representing a 146.2% YoY increase. Sezzle Canada’s 4Q21 UMS exceeded US$41.0 million as it grew 55.2% QoQ (local currency). Consumer adoption also remains strong, with Active Consumers reaching over 225,000 at year end (131.7% YoY increase). The achievements exhibit Sezzle’s rapid adoption in the early stages of buy now, pay later in the Canadian market. 0.3 0.4 0.6 0.9 1.1 1.5 1.8 2.2 2.6 2.9 3.2 3.4 - 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Active Consumers (in Millions)

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 6 o Europe. Sezzle Europe is in the very early stages, as it builds out its platform with market openings in Germany (1Q21), France (2Q21), Spain (3Q21), and Italy (4Q21). In 1Q21, Sezzle Europe received its Electronic Money Institution (EMI) license allowing the Company to operate in all European Union Member states. The EMI license also provides Sezzle the flexibility to expand into additional products such as long-term lending. Because Sezzle Europe was just launched at the end of 2020, KPIs (e.g., UMS, Active Consumers, Active Merchants) are still in the beginning stages. Sezzle Europe has positively positioned Sezzle with larger enterprises and cross-border opportunities between North America and Europe. For 4Q21, Sezzle Europe’s Active Merchants rose 65% QoQ, Active Consumers increased 395% QoQ, and UMS (in local currency) was up 427.2%. o India. Similar to Sezzle Europe, Sezzle India’s KPIs are still in the beginning stages; however, the growth rates point to a favorable acceptance of Sezzle’s product offering. For 4Q21, Sezzle India’s Active Merchants rose 35% QoQ, Active Consumers increased 31% QoQ, and UMS (in local currency) grew 13.9% QoQ. • Expansion of Long-Term Loan Solution with New Partners. In January 2022, the Company expanded its long-term financing product, through its partnerships with Genesis Credit and Oportun Financial (NASDAQ: OPRT). In addition to Ally Lending and Bread/ADS, Sezzle will utilize Genesis’ and Oportun’s decades of expertise to offer financing for higher ticket items to a broader array of shoppers. The addition of Genesis and Oportun broadens and deepens Sezzle’s payment options for consumers and enables merchants to offer shoppers more payment plans all within one experience. Quarterly Cash Flows As of 31 December 2021, the Company had total cash on hand of US$78.9 million, consisting of US$77.0 million of cash and cash equivalents and US$1.9 million of restricted cash. Total cash on hand increased US$32.0 million during the fourth quarter, driven by net cash from financing activities (US$73.5 million), which was partially offset by net cash used in operating activities (US$41.0 million).

sezzle
The way forward.

Select Balance Sheet Data

US$000's	Unaudited 30-Sep-2021	Unaudited 31-Dec-2021
Cash and cash equivalents	$43,967	$76,984
Restricted cash	$2,928	$1,906
Total cash	**$46,895**	**$78,890**
Drawn on line of credit	$5,000	$78,800
Availability on line of credit	$56,763	$29,772

Uses of cash for operating activities was driven by 1) product manufacturing and operating costs (primarily processing costs), 2) staff costs, 3) administration and corporate costs, and 4) the timing of payment receipts from customers compared to payments issued to merchants. The mix of merchants effects the timing of payments and receipts, as large enterprise merchants tend not to participate in the Company's merchant interest program.

At quarter end, the Company had US$29.8 million of availability under its credit facility, with US$78.8 million drawn on the Company's facility.

Merchant accounts payable were US$96.5 million as of 31 December 2021. Of this amount, US$78.1 million was included within the merchant interest program. Interest expense associated with the program for the quarter ended 31 December 2021 totaled US$0.6 million. Deferred payments in the merchant interest program are due on demand, up to US$250,000 during any seven-day period, at the request of the merchant. Any request larger than US$250,000 is honored after 7 days. Sezzle reserves the right to impose additional limits on the program and make changes to the program without notice or limits. These limits and changes to the program can include, but are not limited to, maximum balances, withdrawal amount limits, interest payment rate, and withdrawal frequency.

Operating Cash Flows. Net operating cash outflows for 4Q21 were US$41.0 million as cash payments for operating activities outpaced receipts from customers. Cash receipts from customers (US$503.9 million) increased 19.0% QoQ and was exceeded by cash payments to merchants (US$508.3 million), which rose 21.6% QoQ.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 8 Other key components of operating cash flows: • Product manufacturing and operating costs (primarily payment processing fees) totaled US$13.2 million in 4Q21 compared to US$7.7 million at 4Q20. As a percentage of receipts from customers, product manufacturing and operating costs rose 37bps QoQ and declined 10bps YoY to 2.6%. • Staff costs, inclusive of wages, salaries, commissions, and other employee benefits increased 107.9% YoY to US$11.9 million in 4Q21. Staff costs as a percentage of cash receipts from customers were 2.4% in 4Q21 compared to 2.0% in 4Q20. • Payments for advertising and marketing increased 31.6% QoQ to US$3.1 million, representing 0.6% of receipts from customers, which was 6bps higher compared to 3Q21 and represented a 17bps improvement YoY compared to 4Q20. • Administrative and corporate costs were US$6.2 million in 4Q21, an increase of 11.9% QoQ. As a percentage of customer receipts, administrative and corporate costs were 1.2% compared to 1.3% in 3Q21 and 0.7% in 4Q20. • Payments for research and development decreased to US$0.9 million from US$2.5 million in 4Q20, as the Company incurred greater one-time spend in 4Q20 for integration and onboarding costs for certain large enterprise merchants. As noted in Section 6 of the Appendix 4C, payments of US$0.2 million were made to the Directors of Sezzle during the quarter comprising salaries and fees for Executive and Non- executive Directors. No other payments were made to any related parties or their associates of Sezzle. U.S. Filings In accordance with the provisions of the U.S. Securities Act, Sezzle is a reporting company for U.S. SEC purposes. As such, the Company will be filing its annual Form 10-K for the period ended 31 December 2021 by 30 March 2022 (U.S. time) with a copy of the Form 10-K to be lodged on the ASX platform at a similar time by 31 March 2022 (Australian time).

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 9 This Quarterly Activities Report and accompanying Appendix 4C have been approved by the Company’s Executive Chairman and CEO, Charlie Youakim, on behalf of the Sezzle Inc. Board. About Sezzle Inc. Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom. For more information visit sezzle.com. Sezzle’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future, unless the re-sale of the CDIs is registered under the Securities Act or another exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B Name of entity Sezzle Inc. ABN Quarter ended (“current quarter”) 633 327 358 (ARBN) 31 December 2021 Consolidated statement of cash flows Current quarter $US’000 Year to date (12 months) $US’000 1. Cash flows from operating activities $ 503,902 $ 1,656,192 1.1 Receipts from customers 1.2 Payments for (857) (4,517) research and development product manufacturing and operating costs (13,218) (40,614) advertising and marketing (3,118) (8,826) leased assets (109) (467) staff costs (11,859) (36,967) administration and corporate costs (6,228) (16,892) 1.3 Dividends received (see note 3) — — 1.4 Interest received 11 26 1.5 Interest and other costs of finance paid (1,208) (4,840) 1.6 Income taxes paid (6) (56) 1.7 Government grants and tax incentives — — 1.8 Other (payments to merchants) (508,293) (1,615,265) 1.9 Net cash from / (used in) operating activities $ (40,983) $ (72,226) 2. Cash flows from investing activities $ — $ — 2.1 Payments to acquire or for: entities businesses — — property, plant and equipment (345) (1,420) investments — — intellectual property — — other non-current assets — — 2.2 Proceeds from disposal of: — — entities businesses — — property, plant and equipment — — investments — — intellectual property — — other non-current assets — — 2.3 Cash flows from loans to other entities — — 2.4 Dividends received (see note 3) — — Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 1 + See chapter 19 of the ASX Listing Rules for defined terms.

2.5 Other (provide details if material) — — 2.6 Net cash from / (used in) investing activities $ (345) $ (1,420) 3. Cash flows from financing activities $ 133 $ 30,342 3.1 Proceeds from issues of equity securities (excluding convertible debt securities) 3.2 Proceeds from issue of convertible debt securities — — 3.3 Proceeds from exercise of options 284 695 3.4 Transaction costs related to issues of equity securities or convertible debt securities — (3) 3.5 Proceeds from borrowings 107,000 174,667 3.6 Repayment of borrowings (33,200) (137,087) 3.7 Transaction costs related to loans and borrowings — (2,698) 3.8 Dividends paid — — 3.9 Other (repurchase of shares) (756) (2,586) 3.10 Net cash from / (used in) financing activities $ 73,461 $ 63,330 4. Net increase / (decrease) in cash and cash equivalents for the period $ 46,895 $ 89,104 4.1 Cash and cash equivalents at beginning of period 4.2 Net cash from / (used in) operating activities (item 1.9 above) (40,983) (72,226) 4.3 Net cash from / (used in) investing activities (item 2.6 above) (345) (1,420) 4.4 Net cash from / (used in) financing activities (item 3.10 above) 73,461 63,330 4.5 Effect of movement in exchange rates on cash held (138) 102 4.6 Cash and cash equivalents at end of period $ 78,890 $ 78,890 5. Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts Current quarter $US’000 Previous quarter $US’000 5.1 Bank balances $ 76,984 $ 43,967 5.2 Call deposits — — 5.3 Bank overdrafts — — 5.4 Other (restricted cash) 1,906 2,928 5.5 Cash and cash equivalents at end of quarter (should equal item 4.6 above) $ 78,890 $ 46,895 Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 2 + See chapter 19 of the ASX Listing Rules for defined terms.

6. Payments to related parties of the entity and their associates Current quarter $US'000 6.1 Aggregate amount of payments to related parties and their associates included in item 1 $ 192 6.2 Aggregate amount of payments to related parties and their associates included in item 2 — Note: if any amounts are shown in items 6.1 or 6.2, your quarterly activity report must include a description of, and an explanation for, such payments. 7. Financing facilities Note: the term “facility’ includes all forms of financing arrangements available to the entity. Add notes as necessary for an understanding of the sources of finance available to the entity. Total facility amount at quarter end $US’000 Amount drawn at quarter end $US’000 7.1 Loan facilities $ 250,000 $ 78,800 7.2 Credit standby arrangements — — 7.3 Other (please specify) — — 7.4 Total financing facilities $ 250,000 $ 78,800 7.5 Unused financing facilities available at quarter end $ 29,772 7.6 Include in the box below a description of each facility above, including the lender, interest rate, maturity date and whether it is secured or unsecured. If any additional financing facilities have been entered into or are proposed to be entered into after quarter end, include a note providing details of those facilities as well. Loan facilities consist of a revolving line of credit with three members, Goldman Sachs Bank USA, Bastion Consumer Funding II LLC, and Bastion Funding IV LLC, for a credit facility of up to US$250 million, with a committed amount of US$125 million. Borrowings on the line of credit carry a weighted average interest rate of 5.25% as of 31 December 2021. The line of credit is secured by consumer receivables and offers an available borrowing base of US$108.6 million, of which US$78.8 million is drawn as of 31 December 2021. Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 3 + See chapter 19 of the ASX Listing Rules for defined terms.

Appendix 4C
Quarterly cash flow report for entities subject to Listing Rule 4.7B

8.	**Estimated cash available for future operating activities**	**$US'000**
8.1	Net cash from / (used in) operating activities (item 1.9)	$ (40,983)
8.2	Cash and cash equivalents at quarter end (item 4.6)	78,890
8.3	Unused finance facilities available at quarter end (item 7.5)	29,772
8.4	Total available funding (item 8.2 + item 8.3)	$ 108,662
8.5	**Estimated quarters of funding available (item 8.4 divided by item 8.1)**	2.7

Note: if the entity has reported positive net operating cash flows in item 1.9, answer item 8.5 as "N/A". Otherwise, a figure for the estimated quarters of funding available must be included in item 8.5.

8.6 If item 8.5 is less than 2 quarters, please provide answers to the following questions:

8.6.1 Does the entity expect that it will continue to have the current level of net operating cash flows for the time being and, if not, why not?

Answer: N/A

8.6.2 Has the entity taken any steps, or does it propose to take any steps, to raise further cash to fund its operations and, if so, what are those steps and how likely does it believe that they will be successful?

Answer: N/A

8.6.3 Does the entity expect to be able to continue its operations and to meet its business objectives and, if so, on what basis?

Answer: N/A

Note: where item 8.5 is less than 2 quarters, all of questions 8.6.1, 8.6.2 and 8.6.3 above must be answered.

Compliance statement

1 This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2 This statement gives a true and fair view of the matters disclosed.

Date: 31 January 2022

Authorised by: The Company's CEO and Executive Chairman
(Name of body or officer authorising release – see note 4)

Notes

1. This quarterly cash flow report and the accompanying activity report provide a basis for informing the market about the entity's activities for the past quarter, how they have been financed and the effect this has had on its cash position. An entity that wishes to disclose additional information over and above the minimum required under the Listing Rules is encouraged to do so.
2. If this quarterly cash flow report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, *AASB 107: Statement of Cash Flows* apply to this report. If this quarterly cash flow report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.
3. Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.
4. If this report has been authorised for release to the market by your board of directors, you can insert here: "By the board". If it has been authorised for release to the market by a committee of your board of directors, you can insert here:

ASX Listing Rules Appendix 4C (17/07/20) Page 4
+ See chapter 19 of the ASX Listing Rules for defined terms.

“By the [name of board committee – eg Audit and Risk Committee]”. If it has been authorised for release to the market by a disclosure committee, you can insert here: “By the Disclosure Committee”. 5. If this report has been authorised for release to the market by your board of directors and you wish to hold yourself out as complying with recommendation 4.2 of the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations, the board should have received a declaration from its CEO and CFO that, in their opinion, the financial records of the entity have been properly maintained, that this report complies with the appropriate accounting standards and gives a true and fair view of the cash flows of the entity, and that their opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively. Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 5 + See chapter 19 of the ASX Listing Rules for defined terms.